Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-143425, 333-85522, 333-74276, 333-135652, 333-141238, 333-159708, 333-165606, and 333-164556) and Form S-8 (File Nos. 333-21113, 333-68757, 333-40396, 333-67010, 333-82340, 333-109959, 333-131377, 333-131382, 333-153828, and 333-160361) of ViaSat, Inc. of our report dated May 28, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Diego, California
May 28, 2010